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Laura Rossi
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(305) 460-8728

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Alexis Dominguez
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AMERANT BANCORP INC. DECLARES DIVIDEND

CORAL GABLES, FLORIDA, July 23, 2026. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Amerant”) today announced that, on July 22, 2026, the Company’s Board of Directors declared a cash dividend of $0.09 per-share of Amerant common stock. The dividend is payable on August 28, 2026, to shareholders of record at the close of business on August 14, 2026.

About Amerant Bancorp Inc. (NYSE: AMTB)
Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiary, Amerant Investments, Inc. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 45 years, is headquartered in Florida and operates 23 banking centers – 21 in South Florida and 2 in Tampa, FL. For more information, visit investor.amerantbank.com
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